Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Board of Directors
General Mills, Inc.:
We have audited the accompanying statements of net assets to be sold of the General Mills Popcorn Business (the Popcorn Business) as of May 25, 2008 and May 27, 2007 and the related statements of earnings before income taxes for each of the fiscal years in the three-year period ended May 25, 2008. These financial statements are the responsibility of the management of General Mills, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the current report on Form 8-K/A of Diamond Foods, Inc., as described in note 1. The presentation is not intended to be a complete presentation of the Popcorn Business’s financial position or results of operations.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Popcorn Business as of May 25, 2008 and May 27, 2007, and the related earnings before income taxes for each of the fiscal years in the three-year period ended May 25, 2008, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Minneapolis, Minnesota
October 14, 2008

GENERAL MILLS POPCORN BUSINESS
Statements of Net Assets to be Sold
May 25, 2008 and May 27, 2007
(In thousands)

	2008	2007
Assets:
Inventories	$14,995	$18,022
Equipment, net	13,073	14,964

Total assets	28,068	32,986

Liabilities — accrued coupon liability	(172)	(15)

Net assets to be sold	$27,896	$32,971

See accompanying notes to financial statements.

GENERAL MILLS POPCORN BUSINESS
Statements of Earnings before Income Taxes
Years ended May 25, 2008, May 27, 2007, and May 28, 2006
(In thousands)

	2008	2007	2006
Revenue	$103,011	$116,917	$117,195
Cost of goods sold	68,853	74,931	82,025

Gross margin	34,158	41,986	35,170

Advertising and consumer promotions expense	4,757	8,255	10,625
Selling, administrative, and other expense	7,590	11,396	10,102
Interest expense on capitalized lease	975	1,088	1,194

Earnings before income taxes	$20,836	$21,247	$13,249

See accompanying notes to financial statements.

GENERAL MILLS POPCORN BUSINESS
Notes to Financial Statements
May 25, 2008 and May 27, 2007
(In thousands)
(1)	Description of Business

General Mills, Inc. (GMI) entered into an Asset Purchase Agreement (the Agreement) with Diamond Foods Inc. (the Buyer), which provides for the sale of certain assets of GMI, pertaining to the General Mills Popcorn Business (the Popcorn Business). The transaction closed on September 15, 2008. The Popcorn Business included in the statements of earnings before income taxes consists of the Pop Secret line of microwavable popcorn, which includes 51 Stock Keeping Units (SKUs) across GMI’s U.S. Retail, International, and Foodservices segments. The majority of the operations are part of the Snacks division, which is part of the U.S. Retail segment. Products of the Popcorn Business are primarily distributed in the United States and Canada and are sold through grocery stores, mass retailers, and the foodservice channel. The accompanying statements present the net assets to be sold as of May 25, 2008 and May 27, 2007 and revenue, cost of goods sold, advertising and consumer promotions expenses, selling, administrative, and other expenses, and interest expense on a capitalized lease for the fiscal years ended May 25, 2008, May 27, 2007, and May 28, 2006 for the Popcorn Business.

Production for the Popcorn Business is primarily performed by two co-packers. GMI is obligated under one of the copacking agreements to purchase the assets used by the co-packer upon termination of the copacking agreement. Accordingly, those assets were acquired by GMI and sold to the Buyer when the transaction was consummated. GMI has accounted for these assets as a capital lease, and they are included in the statements of net assets to be sold.

The accompanying statements of net assets to be sold and the statements of earnings before income taxes of the Popcorn Business were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Popcorn Business’ assets, liabilities, equity, revenues, expenses, and cash flows.

(2)	Summary of Significant Accounting Policies and Practices
(a)	Basis of Presentation

The Popcorn Business’ fiscal year ends on the last Sunday in May. Fiscal years 2008, 2007, and 2006 each consisted of 52 weeks.

The accompanying statements have been prepared on the accrual basis of accounting.

The statements of net assets to be sold include only the assets of GMI’s Popcorn Business, which were acquired by the Buyer pursuant to the Agreement.

GMI does not account for the Popcorn Business as a separate entity. Accordingly, the information included in the accompanying financial statements has been obtained from GMI’s consolidated financial records. The statements of earnings before income taxes include allocations of certain operating expenses as discussed below. GMI’s management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred by the Popcorn Business on a stand-alone basis. Income tax expense and interest expense on corporate borrowings have not been included in the statements of earnings before income taxes as these expenses are not specifically identifiable to the Popcorn Business.
(Continued)

GENERAL MILLS POPCORN BUSINESS
Notes to Financial Statements
May 25, 2008 and May 27, 2007
(In thousands)
Under GMI’s centralized cash management system, cash requirements of the Popcorn Business are provided directly by GMI, and cash generated by the Popcorn Business is remitted directly to GMI. Transaction systems (e.g. payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized GMI organizations. GMI also provides centralized sales, order management, billing, credit, and collection functions to the Popcorn Business. These functions are operated on a regional basis and are customer focused rather than business or product focused. Transaction systems (e.g. billing, accounts receivable, and cash application) used to account for cash receipts are also provided by centralized GMI organizations outside the defined scope of the Popcorn Business. These systems are not designed to track the detail of operating, financing, or investing cash flows necessary to separately disclose these activities related to the Popcorn Business.

In addition, certain assets and liabilities of the Popcorn Business were not sold per the terms of the Agreement and, therefore, are not included in the statements of net assets to be sold including, but not limited to, accounts receivable, accounts payable, and trade payables.

(b)	Inventories

Inventories include raw material and finished product. Raw materials consist of all ingredients and packaging of the Popcorn Business and are maintained at copack facilities. Finished product inventories are maintained at copack facilities and GMI’s distribution centers.

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(c)	Equipment, Net

Equipment represents certain manufacturing equipment used in the manufacturing process. Equipment is stated at historical cost, net of accumulated depreciation. Alterations and major overhauls, which extend the lives or increase the capacity of the assets, are capitalized as part of the asset. Depreciation is computed on a straight-line method over the estimated useful lives, primarily 10 years.

Included in equipment are certain manufacturing assets located at a co-packer that are accounted for as a capital lease in accordance with Emerging Issues Task Force Issue No. 01-8, Determining Whether an Arrangement Contains a Lease. The term of the lease is assumed to be 10 years and the related assets are being depreciated over this period. Maintenance repairs and minor renewals are the responsibility of the co-packer. GMI purchased these assets from the co-packer at the time the Agreement was closed and sold these assets to the Buyer.

Interest expense is recorded in the statements of earnings before income taxes related to the capital lease obligation.
(Continued)

GENERAL MILLS POPCORN BUSINESS
Notes to Financial Statements
May 25, 2008 and May 27, 2007
(In thousands)
(d)	Accrued Coupon Liability

The accrued coupon liability consists primarily of coupon liabilities for the retail Popcorn Business. An accrual is established for these activities as the related revenue is recorded, which generally precedes the actual cash expenditure. This liability represents the full amount of the liability at each respective year-end. The Buyer will assume liability for any coupons received by the clearinghouse for reimbursement related to coupons issued prior to the closing date beginning 30 days after the closing date of the Agreement.

(e)	Revenue Recognition

Revenue from the sale of products is recognized when the shipment is accepted by the customer. Sales include shipping and handling charges billed to the customer and are reported net of consumer coupon, trade promotion, and other costs, including estimated returns. Sales, value-added, and other excise taxes are not recognized in revenue; rather, they are included in selling, administrative, and other expense. Coupons are expensed when distributed, based on estimated redemption rates. Trade promotions are expensed based on estimated participation and performance levels for offered programs. Indirect trade expense is allocated to the Snacks division based on its share of merchandising volume of GMI. Amounts are then allocated to the Popcorn Business based on its share of merchandising volume of the Snacks division.

A single customer accounted for 14%, 22%, and 19% of revenue during fiscal years 2008, 2007, and 2006, respectively. During fiscal year 2008, this customer discontinued carrying the products of the Popcorn Business. The top five customers accounted for 39%, 43%, and 43% during fiscal years 2008, 2007, and 2006, respectively.

(f)	Cost of Goods Sold

Cost of goods sold includes direct variable and fixed costs of materials, labor, overhead, distribution and derivative gains and losses, and allocated indirect administrative costs for supporting operations functions, facilities, and services shared by the Popcorn Business with other GMI businesses. Indirect administrative costs are allocated in proportion to the Popcorn Business production or delivery volume as compared with total volumes for GMI. Indirect administrative allocations were $1,324, $1,868, and $1,748 for the fiscal years ended May 25, 2008, May 27, 2007, and May 28, 2006, respectively.

(g)	Advertising and Consumer Promotions (A&CP)

A&CP spending represents direct and indirect advertising and consumer promotions. The production costs of advertising are expensed the first time that the advertising takes place. Indirect A&CP consists of cross-business consumer promotions and events, which are generally allocated to the Popcorn Business as described below.

The results of the Popcorn Business include allocated indirect A&CP costs of $895, $713, and $755 for the fiscal years ended May 25, 2008, May 27, 2007, and May 28, 2006, respectively. Direct
(Continued)

GENERAL MILLS POPCORN BUSINESS
Notes to Financial Statements
May 25, 2008 and May 27, 2007
(In thousands)
activities generally support the Popcorn Business. As such, 100% of the costs for direct activities are charged to the Popcorn Business.

Coupon-related costs associated with coupon processing and redemption are generally allocated to the Snacks division by GMI based on redemption volume for the division as a percentage of the consolidated redemption volume. Amounts are then allocated to the Popcorn Business based on revenue in proportion to the total revenue of the Snacks division.

The other indirect advertising and consumer promotions costs associated with consumer services, media, marketing services, and similar expenses are allocated to the Popcorn Business. These costs are allocated to the Snacks division based on reported net sales, merchandised volume, or activity-based measures. Amounts are then allocated to the Popcorn Business based on revenue in proportion to the total revenue of the Snacks division.

(h)	Selling, Administrative, and Other

Selling, administrative, and other costs consist of direct and allocated costs that are allocated based on various measures relevant to the expense being allocated as described below.

The results of the Popcorn Business include allocated indirect costs of $6,225, $7,810, and $8,096 for the fiscal years ended May 25, 2008, May 27, 2007, and May 28, 2006, respectively. Direct activities exclusively support the Popcorn Business. As such, 100% of the costs for direct departments are charged to the Popcorn Business.

Selling, administrative, and other costs associated with sales, information technology, research and development, marketing services, incentives, human resources, corporate relations, legal, finance, and executive expenses are allocated to the Popcorn Business. Amounts are generally allocated to the Snacks division based on revenue in proportion to the total revenue of GMI. These costs are then allocated to the Popcorn Business based on revenue in proportion to the total revenue of the Snacks division. These costs exclude stock compensation costs of the employees of GMI.

Other selling costs associated with sales programs are allocated to the Popcorn Business. These costs are allocated to the Snacks division based on the most relevant driver including division costs in proportion to total GMI costs, volume of participating products, and the number of new SKUs launched. Amounts are then allocated to the Popcorn Business based on revenue in proportion to the total revenue of the Snacks division.

All expenditures for research and development (R&D) are charged against earnings in the year incurred. R&D includes expenditures for new product and manufacturing process innovation, and are comprised primarily of internal salaries, wages, consulting, and other supplies attributable to time spent on R&D activities. Costs include depreciation and maintenance of research facilities, including assets at facilities that are engaged in pilot plant activities. During the fiscal years ended May 25, 2008, May 27, 2007, and May 28, 2006, the Popcorn Business recorded charges of $1,545, $3,803, and $2,183, respectively, which includes a $1,813 payment in fiscal year 2007 to terminate an R&D project.
(Continued)

GENERAL MILLS POPCORN BUSINESS
Notes to Financial Statements
May 25, 2008 and May 27, 2007
(In thousands)
(i)	Use of Derivatives

Derivative instruments, primarily forward purchase contracts and options, are used to hedge the price risk of corn, the principal raw material used in production. Open derivative positions are marked to market and the unrealized gain or loss is recognized as cost of goods sold. The amount of gains or losses on commodity positions in cost of goods sold was $539, $495, and $(392) for the fiscal years ended May 25, 2008, May 27, 2007, and May 28, 2006, respectively.

(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Also, as discussed in notes 1 and 2, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Popcorn Business had been operated as a separate entity, or the future results of the Popcorn Business.
(3)	Inventories
The components of inventories are as follows:

	May 25, 2008	May 27, 2007
Raw materials	$8,102	$7,930
Finished goods	6,893	10,092

Inventories	$14,995	$18,022

(4)	Equipment, Net

Equipment, net at May 25, 2008 and May 27, 2007 consists of the following:

	2008	2007
Equipment	$20,797	$21,077
Less accumulated depreciation	(7,724)	(6,113)

Equipment, net	$13,073	$14,964

Depreciation expense for the years ended May 25, 2008, May 27, 2007, and May 28, 2006 was $1,938, $2,013, and $2,356, respectively, and is included in cost of goods sold in the statement of earnings before income taxes.

The equipment balance includes assets under capital lease of $19,680 at May 25, 2008 and May 27, 2007. In addition, accumulated depreciation associated with the assets under capital lease at May 25, 2008 and May 27, 2007 was $7,708 and $5,740, respectively.